UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2017

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-19608	39-1388360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 W. Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip code)

(414) 973-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2017, ARI Network Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Expedition Holdings LLC, a Delaware limited liability company (“Parent”), and Expedition Merger Sub, Inc., a Wisconsin corporation and a direct wholly owned subsidiary of Parent (the “MergerSub”).  Parent and the MergerSub were formed by affiliates of True Wind Capital, L.P. (“TWC”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement contemplates that the MergerSub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, and each outstanding share of common stock of the Company (other than shares held in the treasury of or owned by the Company or owned by Parent, the MergerSub or any other subsidiary of Parent) will cease to be outstanding and will be converted into the right to receive $7.10 in cash without interest thereon (“Per Share Merger Consideration”).  Options and Awards will be cancelled and converted into the right to receive the Per Share Merger Consideration, less the exercise price per share underlying such Options and Awards, if any, unless otherwise mutually agreed between the Company and Parent prior to the Closing.

The Company has made representations, warranties and covenants in the Merger Agreement customary for transactions of this type, including, among others, covenants (i) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, and (ii) subject to certain exceptions, not to change, qualify, withhold, withdraw or modify in a manner adverse to Parent the recommendation of the Company’s Board of Directors to the Company’s shareholders, as described below.  The Company has also agreed to convene and hold a meeting of the Company’s shareholders  for the purpose of approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Company’s Board of Directors has resolved to recommend that the shareholders of the Company vote in favor of adoption and approval of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including the adoption and approval of the Merger Agreement by the requisite vote of the Company’s shareholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any governmental order preventing or prohibiting or restricting the consummation of the transactions contemplated by the Merger Agreement.  The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a “Superior Proposal” as defined in the Merger Agreement, and provides that, upon termination of the Merger Agreement by Parent upon specified conditions, the Company will be required to pay Parent a termination fee of approximately $4.8 million, and upon termination of the Merger Agreement by the Company upon specified conditions, Parent will be required to pay the Company a termination fee equal to approximately $8.3 million, plus, in each case under certain circumstances, specified reimbursable expenses.  TWC has guaranteed certain obligations of Parent under the Merger Agreement, including obligations of Parent to pay any termination fee and reimbursable expenses.  In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 20, 2017 (the “End Date”).

Parent has obtained equity financing and debt financing commitments for the purposes of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Pursuant to the Equity Commitment Letter, an investment fund affiliated with TWC has committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution of up to $93.3 million on the terms of and subject to the conditions set forth in an equity commitment letter dated June 20, 2017.  The Company is a third party beneficiary of the Equity Commitment Letter. AB Private Credit Investors LLC (“Lender”) has committed to provide Parent with debt financing consisting of a $55 million to $65 million term loan and a $7.5 million revolving credit facility on the terms of and subject to the conditions set forth in a debt commitment letter dated June 20, 2017 (the “Debt Commitment Letter”).  The obligations of Lender to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions.  The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete  and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of “materiality” applicable to the contracting parties that differ from “materiality” under applicable securities laws.  Investors are not third‑party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or MergerSub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1*	Agreement and Plan of Merger by and among Expedition Holdings LLC, Expedition Merger Sub, Inc. and ARI Network Services, Inc., dated as of June 20, 2017

*  Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements in this report contain “forward‐looking statements” regarding future events, including the transaction, and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the markets in which we operate and the transaction, and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify, including but not limited to, (i) the risk that the proposed acquisition may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed acquisition, including, but not limited to, the required approval of the shareholders of the Company and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the acquisition and (viii) such other risks and uncertainties as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016, as filed with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and no person undertakes any obligation to publicly release the result of any revisions to these forward‐looking statements except as required by law. For more information, please refer to the Company’s filings with the SEC.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (“SEC”) and furnish its shareholders a proxy statement in connection with the proposed transaction. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.  Investors and shareholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by going to the Company’s Investor Relations website at investor.arinet.com and clicking on the “SEC Filings” tab.

This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities, and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the transaction proceed.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on November 28, 2016. These documents are available free of charge as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2017	ARI NETWORK SERVICES, INC.

	By:	/s/ William A. Nurthen
William A. Nurthen
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Expedition Holdings LLC, Expedition Merger Sub, Inc. and ARI Network Services, Inc., dated as of June 20, 2017

*  Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

17374442.2